UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2014

STANDARD PACIFIC CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15360 Barranca Parkway Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 789-1600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
At a regularly scheduled meeting of the Compensation Committee of the Board of Directors of Standard Pacific Corp., the Committee took the following actions related to the compensation of Scott D. Stowell, the Company's President and Chief Executive Officer:
(i)	Base Salary: The Committee increased Mr. Stowell's base salary, effective August 1, 2014, from $930,000 to $1,000,000.

(ii)
Cash Incentive Compensation:  The Committee created a cash incentive compensation program pursuant to which Mr. Stowell will be eligible to earn annual cash incentive compensation based on the Company's  achievement of a targeted level of pre-tax income for the six month period commencing July 1, 2014.  If the Company achieves the targeted level of pre-tax income for this period ("Target" equal to the amount of pre-tax income the Company is projected to earn based on the business plan presented to the Committee at the meeting), Mr. Stowell will receive cash compensation of $450,000.  Mr. Stowell will not earn this incentive cash compensation if the Company's actual pre-tax income for the period is less than a threshold level equal to 85% of the Target.  If this threshold level of pre-tax income were to be achieved, Mr. Stowell would earn $225,000.  Mr. Stowell may also earn cash compensation in excess of $450,000, up to a maximum amount of $900,000.  The maximum amount would be earned if the Company achieved 146% or more of the Target.

(iii)
Capped Stock Appreciation Right.  The Committee granted  Mr. Stowell a capped stock appreciation right with a grant date fair value of $300,000. The Capped SAR is subject to a $4.00 appreciation cap and will be granted at the Company's common stock closing price on August 5, 2014.  The Capped SAR will vest in three equal installments on each of August 5, 2015, April 1, 2016 and April 1, 2017.

(iv)
Restricted Stock.   The Committee granted Mr. Stowell restricted stock with a grant date fair value of $300,000.  The restricted stock will be granted on August 5, 2014 and will vest in three equal installments on each of August 5, 2015, April 1, 2016 and April 1, 2017 if the Company's pre-tax income for the six month period commencing July 1, 2014 exceeds the threshold performance condition used in connection with the cash incentive compensation program described above.

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2014

STANDARD PACIFIC CORP.

By:	/S/ JEFF J. MCCALL
Jeff J. McCall
Executive Vice President and Chief Financial Officer